Commercial Credit and Security Agreement

     THIS COMMERCIAL CREDIT AND SECURITY AGREEMENT (the "Agreement"), dated as of the 2nd of March, 1998, is entered between Evans & Sutherland Computer Corporation (the "Borrower") and First Security Bank, N.A. ("Lender").

     Borrower has requested Lender to extend credit to Borrower for certain purposes, and Lender is willing to make such a loan (hereinafter the "Loan") on the terms and conditions of this Agreement. Therefore, the parties agree as follows:

     SECTION 1.   AMOUNT AND TERMS OF THE LOAN.

     1.1 The maximum principal amount of the Loan shall be Five Million Dollars ($5,000,000.00).

     1.2 The Loan shall consist of two separate facilities:

         (a) A Standby Letter of Credit Commitment ("L/C Line"), which may be used up to a maximum amount of Four Million Dollars ($4,000,000.00). So long as any amounts remain unutilized under this L/C Line, or if any letter of credit issued under the L/C Line expires undrawn, Borrower may have issued and reissued letters of credit up to and the maximum amount listed above so long as no default exists under this Agreement. Each letter of credit issued under the L/C Line shall be charged a fee of 0.75% of the amount of the letter of credit issued, plus the standard per item charges assessed by First Security.

         (b) A Foreign Exchange Line of Credit (FX Line). From time to time from the date hereof through and including the Termination Date, and upon request of Borrower Lender will enter into Foreign Exchange Contracts with Borrower of up to the maximum aggregate amount, at any time subject to outstanding contracts (not yet settled), that will not cause the FX Line amount outstanding to exceed One Million Dollars ($1,000,000.00), provided that there is sufficient availability under the FX Line.

     1.3 The Loan shall be evidenced by, or consist of the following:

         (a) In the case of the L/C Line, for each letter of credit issued, an Application, Agreement and Note for Standby Documentary Credit which obligates Borrower to repay the Loan upon Demand should any draw be made on a letter of credit (collectively the "Note"). The Loan shall be repaid to Lender and shall accrue interest as set forth in the Note. In particular, should an event of default occur under this Agreement, which may include, but not be limited to, failure to repay any draw upon a letter of credit upon Lender's demand, or the occurrence of any event of default as outlined in Section 5.1 of this Agreement, Borrower shall then be assessed a default rate of interest which shall be equal to Lender's Prime Rate of interest plus two percentage points. Notwithstanding any contradiction which may exist in the Note, the rate herein stated to be assessed upon the occurrence of an event of default of Borrower shall take precedence.

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         (b) With respect to the FX Line,  the Foreign  Exchange  Contract which will be offered by Lender to Borrower shall be to fix, at the date that it enters into purchase contracts with various foreign suppliers, the
         dollar  cost  of  various  foreign  currencies.   Except  as  otherwise
         provided, the Foreign Exchange Contracts which will be offered by Lender shall be either spot or forward contracts. The terms of such spot and forward contracts shall be the standard spot or forward contact format then generally offered by Lender to its customers, subject to the rights of Lender and Borrower to then negotiate special terms and also to provide for the length of the forward contracts. (Lender initially intends not to enter into Foreign Exchange Contracts having terms longer than 12 months). Lender reserves the right to require, in connection with such forward contracts or any other variety of Foreign Exchange Contract between Lender and Borrower, that delivery of foreign currencies to the party specified by Borrower, shall be conditioned upon prior deposit of the dollar purchase price of said foreign currencies with Lender immediately before the time that Lender must wire or otherwise give instruction for foreign currency delivery. The submission of a request for a Foreign Exchange Contract shall also be deemed to constitute a reaffirmation of the representations and warranties which are set forth hereunder.

     The availability of all Foreign Exchange Contracts will be subject to the condition of payment by Borrower of the fees, charges and contract amounts which are required as a condition precedent by Lender for such contracts, provided that Lender agrees that such fees charges and contract amounts shall be reasonably related to such fees generally charged by Lender or charged by other offerors of such contracts.

     The obligations of Lender hereunder, are specifically conditioned upon the Lender having normal access to foreign exchange markets and to facilities for the purchase of foreign currencies for its own account and the account of other customers.

     1.4 Each facility shall be stated to mature on May 15, 1999.

     1.5 All payments shall be made to Lender at the address specified in this Agreement in lawful money of the United States of America. All payments received by Lender shall be applied as follows: first, toward the satisfaction of commitment fees, origination fees, attorneys' fees and costs incidental thereto and to advances made and costs and expenses incurred by Lender or its agent to enforce Borrower's Obligations hereunder and under the Loan Documentation; second, toward the reduction of any and all accrued and unpaid interest, including uncollected late charges; third, toward the reduction of unpaid principal; and fourth, to prepayment of Obligations which may arise from any outstanding letters of credit.

     1.6 To the extent of available credit under the L/C Facility, Lender hereby agrees to issue letters of credit for the account of Borrower payable to parties other than Borrower or its affiliates, upon such terms relating to draws and other matters as are consented to in writing by Lender. The amount of all letters of credit issued for the account of Borrower, shall be deemed to be an advance under the Loan, whether or not a draw on a letter of credit has been made. Such letters of credit shall be issued only upon proper application therefore, in form and substance satisfactory to Lender, including provisions for reimbursement of any draws on issued letters of credit. No letter of

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         credit shall be issued which has a termination date later than one year beyond the maturity date of the Loan. Borrower shall pay all normally charged application, origination and letter of credit fees with respect to each letter of credit, in addition to the fees and interest charges
         otherwise   provided   under   this   Agreement   and  the  other  Loan
         Documentation. Each application for a letter of credit shall be deemed to be a reaffirmation of all warranties and representations made in this Agreement and the other Loan Documentation including without limitation a warranty and representation that no event of default has occurred.

     Any acceleration of the Loan upon the occurrence of an event of default shall be treated at Lender's option as a draw of the entire amount of all outstanding letters of credit so as to impose an immediate and present obligation to pay over to Lender sums equal to all such amounts. Thereafter, if any outstanding letter should expire undrawn, Lender agrees, to the extent of actual prior payment not previously paid out pursuant hereto, to pay the same over the Borrower.

     1.7 In addition to this Agreement, the Notes and any applicable Foreign Exchange Contracts, references to "Loan Documentation" shall include all instruments, trust deeds, mortgages, other assignments, other security agreements, other pledge agreements, lien instruments, guaranties, subordinations, financing statements, notices, lien waivers, certificates (including hazardous waste certificates and indemnities), certificates of title, applications for certificates of title, environmental indemnities, and all other documents set forth in or as otherwise required by Lender as a condition to or in connection with the Loan, whether now or hereafter executed.

     1.8 Any of the following persons is authorized to make a written or oral request to Lender to advance funds under this Agreement: Mark McBride, John Lamley, and Grant Schultz. Lender is under no obligation to verify the identify of an individual representing to be one of the foregoing persons. Any advance made pursuant to said written or oral request is irrebuttably presumed to be made for Borrower's benefit. Lender shall make disbursements on the Loan to Borrower or for the account of Borrower unless Borrower directs otherwise in writing.

     1.9 The obligations, indebtedness, covenants and liabilities of Borrower, set forth or contemplated in the Loan Documentation shall be referred to as the "Obligations," including without limitation any indebtedness resulting from any overdraft on any account with Lender (provided that nothing herein shall be a commitment by Lender to honor overdrafts).

     1.10Any and all fees, costs and expenses, of whatever kind or nature, including but not limited to attorneys' fees, incurred by Lender in connection with this Agreement (whether or not a letter of credit is issued for the Borrower or a Foreign Exchange Contract is written) shall be borne and paid by Borrower on demand by Lender and until so paid constitute part of the Obligations of Borrower and shall accrue interest at the Note rate or, if applicable at the default rate.

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

     SECTION 2.       CONDITIONS.

     2.1 Lender shall not be required to issue letters of credit or foreign exchange contracts under this Agreement unless Lender shall have received from Borrower the following:

         (a)  Current financial statements in such form as Lender may require;

         (b)  The fully executed Loan Documentation;

         (c) Corporate resolutions and documents evidencing the good standing of Borrower and the due and proper execution of the Loan Documentation by authorized representatives; and

         (d) Such other documentation and information that Lender or it counsel may request given the circumstances and terms of the Loan.


     2.2 Lender shall not be required to make any advance under the Loan, including the issuance of any additional letters of credit or provide a foreign exchange contract if a default or an event of default under the Loan Documentation exists or if an event has occurred that with the passage of time would constitute such a default or event of default.

     3.   REPRESENTATIONS AND WARRANTIES OF BORROWER.

     To induce Lender to make the Loan, Borrower warrants and represents as follows:

         (1) Borrower is in good standing under, and in full compliance with, all applicable laws, codes, rules and regulations under federal, state and municipal authority, including without limitation the proper use, storage registration and disposal of any hazardous materials.

         (2) Borrower has full power, authority and capacity to incur the indebtedness described herein and to execute the Loan Documentation. The person or persons executing this Agreement and the other Loan Documentation on behalf of Borrower are a duly authorized to do so.

         (3) The Loan Documentation is in all respects legal, valid, and binding according to its terms. The execution and performance of the Loan Documentation will not violate any applicable law, regulation, order, judgment or decree, partnership agreement, article of incorporation, bylaw, article of organization, operating agreement, indenture, contract or agreement that purports to be binding on the Borrower or its assets, and will not result in the creation of any encumbrance on the assets of Borrower except as contemplated by the Loan Documentation.

         (4) Any financial statements of Borrower heretofore delivered to Lender are true and correct in all respects. The most recent statements given

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

         to Lender accurately represent the current financial condition of Borrower, and, since the date of such statements, the business, properties, assets, and liabilities of Borrower have not been adversely affected or changed in any material way.

         (5)  All  written  representations   previously  made  and  information
         previously given by Borrower or Borrower's agents to Lender or its agents remain true and correct.

         (6) Borrower is not in default under any indebtedness, lease, contract, license, undertaking, or other agreement which will affect the ability of Borrower to perform under any of the Loan Documentation.

         (7) There are no existing actions, suits, or proceedings pending or threatened against Borrower or relating to the business, properties, and assets of Borrower that may have an adverse effect upon the financial condition, the business or the assets of Borrower, and no judgment, order, or decree has been rendered which has not been discharged, satisfied, or complied with other than those disclosed to lender in writing.

         (8) Borrower has filed all federal and state income tax returns which are required to be filed (except returns for which extensions have been properly filed) and has paid all taxes, assessments and governmental charges or levies imposed upon Borrower or upon Borrower's income or profits, or upon any property belonging to Borrower, to the extent that such taxes and assessments have become due (except such taxes and assessments that are being contested in good faith by appropriate proceedings diligently prosecuted and that have been disclosed to Lender in writing).

         (9) Borrower has good title to its assets, and including the properties and assets reflected in he most recent statements given to Lender.

     SECTION 4.       COVENANTS OF BORROWER.

     4.1 Borrower shall promptly furnish Lender, during the term of the Loan, copies of such tax returns and financial reports and statements as requested by Lender, all prepared in a manner and form and at such times as are acceptable to Lender. At a minimum Borrower shall provide to lender a CPA audited annually within one hundred twenty (120) days after the end of each fiscal year. Interim statements shall be provided quarterly, forty-five (45) days after the end of each such interim period. Upon request, Borrower shall provide to Lender a quarterly report summarizing the Borrower's activities of that quarter and a certification that Borrower is in compliance with this Agreement.

     4.2 Borrower shall promptly give notice to Lender of (a) the occurrence of any default or event of default under any of the Loan Documentation;
         (b) any litigation, proceedings or event that may have an adverse effect upon the financial condition, the business or the assets of Borrower; (c) any dispute between Borrower and any governmental regulatory body or other party that may interfere with the normal business operation of Borrower or adversely affect the assets of Borrower; and (d) any adverse change in the financial condition of Borrower.

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

     4.3  Borrower will:

         (a) duly observe and conform to all requirements of any governmental authorities relative to the conduct of Borrower's business or to Borrower's properties or assets, including without limitation the proper use, storage, registration and disposal of any hazardous materials;

         (b) maintain and keep in full force and effect all licenses and permits necessary to the property conduct of Borrower's business, including the continuance of Borrower's good standing; and

         (c) pay all obligations and liabilities when due, including without limitation all taxes, assessments and governmental charges or levies imposed upon Borrower or upon Borrower's income or profits, or upon any property belonging to Borrower, and maintain appropriate reserves for the accrual of the same in accordance with generally accepted accounting principles.

     4.4 Borrower will keep proper books and records in which fully, true and correct entries (and in a manner acceptable to Lender) will be made of all dealings or transactions relating to its business activities.

     4.5 Borrower will maintain, with financially sound and responsible companies, hazard and liability insurance in such form and in such amounts and against such risks as is customarily carried by companies engaged in the assume or similar business and operating like properties.

     4.6 Borrower will permit Lender or its agents to inspect the corporate books and financial records of Borrower an to discuss the affairs, finances and assets of Borrower with Borrower, all at such reasonable items and as often as Lender may reasonably request.

     4.7 Borrower will not create or suffer to exist any lien or encumbrance on any of the assets of Borrower except (1) clients in favor of Lender;
         (2) liens for taxes or assessments not yet payable; (3) mechanic's or materialman's liens arising in the ordinary course of business that are not overdue; (4) deposits or pledges to secure the payment of worker's compensation, unemployment or other social security benefits, or to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, public or statutory obligations, security or appeal bonds or other obligations of a similar nature incurred in the ordinary course of business; or (5) liens to which Lender has previously consented in writing. Borrower shall notify Lender in writing immediately upon receipt of notice of the imposition of any lien, levy, attachment or execution on the business or assets of Borrower. Borrower shall cause such liens or other process not permitted by this Section to be satisfied immediately. Lender may discharge such unpermitted liens and encumbrances, and any such amounts shall become part of the Obligations, shall be repaid to Lender on demand, and shall accrue interest as set forth as the default rate of interests hereinabove.

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

     4.8 Borrower will not guarantee, endorse or otherwise become surety for the obligations of any other person or entity without the prior written consent of Lender, except with respect to consumer-related obligations and with respect to checks, drafts and similar instruments for deposit or collection in the ordinary course of Borrower's business. Without prior written consent of Lender, Borrower agrees that it will not loan to or provide credit accommodations to third parties, except as associated with transactions in the ordinary course of business.

     4.9 Borrower shall immediately notify Lender in writing of any change in the location of Borrower's business or any change in Borrower's name, any change in the key management or ownership of Borrower or any change in the agreements affecting the structure of Borrower or the operation of its business. Without the prior written consent of Lender, Borrower will not become party to or involved in any merger, consolidation or change of form or structure or other like change or acquisition. Borrower shall not redeem or purchase its own stock. Furthermore, Borrower shall not commingle its funds with any other entity.

     SECTION 5.   DEFAULT AND REMEDIES.

     5.1 The occurrence of any of the following shall constitute an event of default under this Agreement (references to "Borrower" in this Section
         5.1 shall include each other party to the Loan Documentation):

         (a) Failure to pay when due any principal or interest or other monetary indebtedness under the Obligations;

         (b) Any representation or warranty made by Borrower in the Loan Documentation or in connection with any borrowing hereunder, or in any certificate, financial statement or other statement furnished by Borrower pursuant hereto is untrue in any respect at the time when made;

         (c) Failure of Borrower to observe or perform any of the covenants or agreements contained in the Loan Documentation;

         (d) Any material provisions of the Loan Documentation shall for any reason cease to be in full force and effect;

         (e) Borrower shall default on any other obligation owed to Lender or other Lender;

         (f) Filing by or against Borrower of a petition in bankruptcy or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any action by Borrower indicating Borrower's consent to, approval of, or acquiescence in, any such petition or proceeding; the application by Borrower, or the consent or acquiescence of Borrower to the appointment of a receiver or trustee for Borrower or for all or a

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

         substantial part of Borrower's property; the making by Borrower of an assignment for the benefit of creditors under state law; or the admission of Borrower in writing of Borrower's inability to pay Borrower's debts as they mature;

         (g) The involuntary appointment of a receiver or trustee for Borrower or for all or a substantial part of Borrower's property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower;

         (h) All of any substantial part of the property of Borrower shall be sold, assigned, transferred, or shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency;

         (i) The occurrence of any adverse change in the financial condition of Borrower or the status of the Collateral deemed material by Lender;

         (j) Lender deems itself insecure.

         5.2  If any of the events set forth in Section 5.1 occurs:

         (a) Lender may (i) terminate any obligation to issue further letters of credit or further Foreign Exchange Contracts under the Loan; (ii) declare the entire Obligations outstanding hereunder to be immediately due and payable, whereupon the amount of any outstanding letter of credit, or the principal amount of any draw under any letter of credit, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; and/or (iii) proceed to enforce any of its remedies under the Loan Documentation, including this Agreement.

         (b) All demands and presentments of any kind or nature are expressly waived by Borrower. Borrower waives the right to require Lender to pursue any other remedy for the benefit of Borrower and agrees that Lender may proceed against Borrower for the amount of the Obligations owed by Borrower to Lender without taking any action against any other party. Borrower authorizes Lender, at its option, to apply toward the payment of the obligations all balances of any deposit account in the name of Borrower held by Lender.

         (c) Lender may proceed to enforce any of its remedies under the Loan Documentation, including this Agreement, or provided by law.

No remedy given to Lender in the Loan Documentation is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given under the Loan Documentation or now or hereafter existing at law or in equity or by statutes.

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

     5.3 The Borrower agrees to cooperate with Lender in effectuating Lender's right notwithstanding any unanticipated inability of Borrower to pay the Loan or otherwise perform the Obligations.

     SECTION 6.   MISCELLANEOUS.

     6.1 Time is of the essence of this Agreement. No issuance of a letter of credit or a Foreign Exchange Contract under the Loan shall constitute a waiver of any of the conditions to Lender's obligation to make further advances, nor, in the event Borrower is unable to satisfy any such condition, shall any failure on Lender's part to immediately enforce its remedies have the effect of precluding Lender from thereafter declaring such inability to be an event of default under this Agreement. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under the Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent act. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     6.2 Borrower shall pay all attorneys' fees, paralegal fees, costs, including without limitation costs and expenses incurred by Lender in the enforcement of its rights hereunder and the other Loan Documentation, whether any default is ultimately cured or Lender is obligated to pursue its remedies hereunder, including such expenses incurred before legal action, during the pendency of any such legal action, during the enforcement of Lender's rights in any bankruptcy or insolvency proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith. Until so paid, all such fees, costs, and expenses shall constitute part of the obligations of Borrower and shall accrue interest at the default rate.

     6.3 Borrower hereby agrees to indemnify and hold harmless Lender, its directors, officers and employees from any and all liability, expense, costs, charges or assessments, including attorneys' fees and expenses, whether incurred or imposed pursuant to local, state or federal law. Borrower also agrees to indemnify and hold harmless Lender, its directors, officers and employees from and against any and all liability, expense, damage, demands, claims and lawsuits, including attorneys' fees and expenses, arising out of this Agreement or the other Loan Documentation or in connection therewith, unless arising from Lender's willful misconduct.

     6.4 In addition to this Agreement and the other Loan Documentation, this finance transaction may include closing documentation such as resolutions, waivers, notices, acknowledgments, statements, closing or escrow instructions, loan purpose statements, and other documents that Lender may customarily use in closing such transactions. Such additional documents are incorporated herein by this reference. The Loan Documentation and the closing documents to which this Section refers, as applicable, express, embody and supersede any previous understandings, agreements or promises (whether oral or written) with respect to this finance transaction, and said documents represent the final expression of the agreement between Lender and Borrower, the terms and conditions of which cannot hereafter be contradicted by any oral understanding not reduced to writing and identified above. This Section shall govern in the event it is inconsistent with any similar provision in any other Loan Documentation.

     6.5 Any notice required by any Loan Documentation will be deemed effective if personally delivered to the party to which notice is being given, or, in the alternative, on the date such notice is placed, first-class mail, in the U.S. Mail addressed to the party to which notice is being given, at such address as is set forth below. In the event another agreement constituting part of the Loan Documentation sets forth a notice procedure, such procedure shall govern for purposes of that document and thus supersede the terms of this Section if inconsistent.

     6.6 All representations and warranties made in this Agreement and the Note and in any certificates delivered pursuant hereto and thereto shall survive the execution and delivery of this Agreement and the making of the Loan hereunder and shall survive payment of the Loan. This
         Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that the Borrower may not assign or transfer its right hereunder without the written consent of Lender. It is understood that Lender may sell the Loan and its interests under the Loan Documentation without the need for Borrower's consent and may procure other Lenders to participate in the Loan, and Lender may issue participation certificates to such other Lenders.

     6.7 Borrower agrees to execute any other documentation and provide such other information and documentation as Lender may reasonably require. Any provision of this Agreement or any other constituents of the Loan Documentation, which may be found to be invalid, shall be deemed separable and shall not invalidate the remainder of the provisions. No third party shall, under any circumstances, be deemed to be a beneficiary under the Loan Documentation or any condition set forth therein. Nothing in the Loan Documentation shall create a partnership or joint venture between Lender and Borrower.

     6.8 This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument. This Agreement and the other Loan Documentation shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah. If Borrower is not a resident of the State of Utah, Borrower hereby consents to the jurisdiction of the courts of the State of Utah to enforce this Agreement and the other Loan Documentation.

     6.9 The obligations of Borrower (if there is more than one Borrower) under the Loan Documentation, including warranties and representations, shall be joint and several.

          DATED this 9th day of March, 1998.

                                    BORROWER:

                     Evans & Sutherland Computer Corporation

                                    By:/S/ JOHN LEMLEY
                                    Its:CHIEF FINANCIAL OFFICER
                                    Address:600 Komas Drive
                                            P.O. Box 58700
                                            Salt Lake City, Utah  84158

                                    LENDER:

                                    First Security Bank, N.A.

                                    By:/S/ TROY AKAGI
                                    Its:VICE PRESIDENT
                                    Address:15 East 100 South, 2nd Floor
                                            Salt Lake City, Utah  84111